UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
 October 28, 2015
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)
North Carolina (State or other Jurisdiction of Incorporation)	001-13163 (Commission File Number)	13-3951308 (IRS Employer Identification No.)

1441 Gardiner Lane, Louisville, Kentucky (Address of Principal Executive Offices)	40213 (Zip Code)

Registrant's telephone number, including area code:  (502) 874-8300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

YUM! BRANDS RECOMMENDS STOCKHOLDERS REJECT "MINI-TENDER" OFFER BY TRC CAPITAL CORPORATION

Unsolicited mini-tender offer is below current market price for the Company's shares

Stockholders who have already tendered shares advised to withdraw

Investors urged to review current share price, exercise caution and consult with advisors

Yum! Brands, Inc. announced today that it has received notice of an unsolicited mini-tender offer by TRC Capital Corporation to purchase up to 2 million shares, or about 0.46%, of the Company's outstanding common stock, at a price of $65.63 per share in cash. The offering price is approximately 4.3% below the closing price per share of the Company's stock on October 14, 2015, the last trading day before the mini-tender offer was commenced.

Yum! Brands does not endorse TRC Capital's unsolicited mini-tender offer and recommends that shareholders do not tender their shares. Yum! Brands is not associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.

Mini-tender offers are not subject to many of the investor protections afforded to larger tender offers, including the filing of disclosure and other tender offer documents with the Securities and Exchange Commission (SEC) and other procedures mandated by U.S. securities laws.  The SEC has cautioned investors that some bidders making mini-tender offers at below-market prices are, "hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price." The SEC's guidance to investors on mini-tender offers is available at http://www.sec.gov/investor/pubs/minitend.htm. TRC Capital has made many similar unsolicited mini-tender offers for shares of other public companies.

Shareholders should obtain current market quotations for their shares, consult with their broker or financial advisor, and exercise caution with respect to TRC Capital's mini-tender offer. Yum! Brands recommends that shareholders who have not responded to TRC Capital's offer take no action. Shareholders who have already tendered their shares may withdraw them at any time prior to 12:01 a.m., New York City Time, on November 13, 2015, in accordance with TRC's offering documents.

Yum! Brands encourages brokers and dealers, as well as other market participants, to review the SEC's letter regarding broker-dealer mini-tender offer dissemination and disclosures on the SEC's website at: http://www.sec.gov/divisions/marketreg/minitenders/sia072401.htm.

Yum! Brands requests that a copy of this announcement be included with all distributions of materials relating to TRC Capital's mini-tender offer related to Yum! Brands shares of common stock.

ABOUT YUM! BRANDS, INC.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 41,000 restaurants in more than 125 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2014 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands – KFC, Pizza Hut and Taco Bell – are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opens over five new restaurants per day on average, making it a leader in international retail development.

This announcement does, and any related announcements may, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: the outcome of our on-going review of strategic options, including those related to the Company's structure, and uncertainties that may delay or negatively impact such review or our ability to realize anticipated benefits of such review, the results thereof or announcements related thereto; food safety and food borne-illness issues; changes in economic conditions, consumer preferences, tax rates and laws and the regulatory environment, as well as increased competition and other risks in China, where a significant and growing portion of our restaurants are located, including continued challenges in forecasting sales in China; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; changes in economic and political conditions in the other countries outside the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our international development strategy; commodity, labor and other operating costs; the continued viability and success of our franchise and license operators; consumer preferences and perceptions of our brands; the impact of social media; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations; tax matters, including disagreements with taxing authorities; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; and competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions "Risk Factors" and "Forward-Looking Statements" in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.
CONTACTS:

Media:
Virginia Ferguson, Director Public Relations, at 502/874-8200

Investor Relations:
Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director Investor Relations, at 888/298-6986

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yum! Brands, Inc.

Date:	October 28, 2015	By:	/s/ John P. Daley
		Name:	John P. Daley
		Title:	Vice President and Associate General Counsel